UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 4, 2013 (September 30, 2013)

TRANS ENERGY, INC.

(Exact name of registrant as specified in its charter)

NEVADA	0-23530	93-0997412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Second Street, P.O. Box 393, St. Marys, West Virginia 26170

(Address of principal executive offices)

Registrant’s telephone number, including area code: (304) 684-7053

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 30, 2013, Trans Energy, Inc., a Nevada corporation (the “Company”), and its wholly owned subsidiaries American Shale Development, Inc., a Delaware corporation (“ASD”), and Prima Oil Company, Inc., a Delaware corporation (“Prima”), along with Republic Energy Ventures, LLC, a Delaware limited liability company (“Republic”), and Sancho Oil and Gas Corporation, a West Virginia corporation (“Sancho”, and collectively with ASD, Prima and Republic, the “Sellers”) entered into a Purchase and Sale Agreement (the “PSA”), pursuant to which the Sellers have agreed to sell approximately 4,900 lease acres and leasehold working interests in certain partially completed well sites located in Tyler County, West Virginia (collectively the “Assets”) to Antero Resources Corporation, a Delaware corporation (“Antero”). Under the PSA, the total purchase price for the Assets is $36.8 million (the “Purchase Price”) of which the Company will receive approximately $11.2 million, of which $10.7 million is payable in cash, subject to customary adjustments as described in the PSA. The Company will receive the cash payment in exchange for its interest in 1,163 net acres and as reimbursement for the costs it has incurred to partially develop one pad site and to partially complete one well on adjacent acreage. Additionally, the Company owed Antero either 114 net acres or $456,000 by December 31, 2013, and this obligation will be cancelled in the sale.

The PSA contains customary representations, warranties and indemnities among the parties and the closing contemplated by the PSA is subject to the satisfaction of certain customary conditions as described therein.

The sale of the Assets pursuant to the PSA is scheduled to close on or about December 13, 2013 and is to be effective as of September 1, 2013.

The foregoing descriptions of the PSA and the consideration payable hereunder do not purport to be complete and are qualified in their entirety by reference to the complete text of the PSA, a copy of which will be attached as an exhibit to the Company’s Form 10-Q for the period ending September 30, 2013.

Item 7.01.	Regulation FD Disclosure.

On October 2, 2013, the Company issued a press release announcing the signing of the PSA. A copy of the press release is furnished as part of this Current Report on Form 8-K as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

99.1	Press Release of Trans Energy, Inc., dated October 2, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANS ENERGY, INC.

Date: October 4, 2013	By	/s/ John G. Corp
John G. Corp
President